Exhibit 10.14
AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT
This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of August 10, 2025 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), made by GREEN PLAINS SPE LLC, a Delaware corporation (“Pledgor”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee for the Holders (as defined in the Indenture (as defined below)) (in such capacity, together with its successors and assigns, “Secured Party”).
W I T N E S S E T H:
WHEREAS, as of February 9, 2021, Pledgor issued those certain Junior Mezzanine Secured Notes due 2026 (the “Initial Notes” and, together with any PIK Notes, collectively, the “Notes”), pursuant to that certain Indenture, dated as of February 9, 2021, by and among Pledgor, as issuer, Green Plains Inc., an Iowa corporation (“Guarantor”), as Guarantor, and Secured Party, as trustee (as amended, restated, supplemented, replaced or otherwise modified prior to the date hereof, the “Existing Indenture”);
WHEREAS, on or about the date hereof, Pledgor, Guarantor and Secured Party, as trustee, amended and restated the Existing Indenture and entered into that certain Amended and Restated Indenture (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Indenture”);
WHEREAS, Pledgor is the sole legal and beneficial owner of all of the issued and outstanding limited liability company interests described on Schedule I attached hereto (collectively, the “Pledged Interests”);
WHEREAS, concurrently with Pledgor’s execution and delivery of the Existing Indenture, Pledgor executed that certain Pledge and Security Agreement, dated as of February 9, 2021 (the “Existing Pledge Agreement”) in favor of Secured Party; and
WHEREAS, pursuant to the terms of the Indenture, Pledgor and Secured Party have agreed to enter into this Agreement to amend and restate the terms of the Existing Pledge Agreement.
NOW, THEREFORE, in consideration of the premises and to comply with the terms of the Indenture and the other Note Documents, Pledgor hereby represents, warrants, covenants and agrees with Secured Party as follows:
Section 1.    Defined Terms. As used in this Agreement, the following terms have the meanings set forth in or incorporated by reference below:
“Account” has the meaning set forth in the Code.
“Agreement” has the meaning set forth in the introductory paragraph hereto.
“Article 8 Matter” has the meaning set forth in Section 16(j).

“Chattel Paper” has the meaning set forth in the Code.
“Code” or “UCC” means the Uniform Commercial Code from time to time in effect in the State of New York; provided, however, that if, by reason of any mandatory provisions of law, the validity or perfection of Secured Party’s security interest in the Collateral or any part thereof is governed by the Uniform Commercial Code or other similar law as in effect in a jurisdiction other than New York, the term “Code” shall mean the Uniform Commercial Code or such similar law as in effect in such other jurisdiction for purposes of the provisions hereof relating to such validity or perfection.
“Collateral” has the meaning set forth in Section 2.
“Commercial Tort Claims” has the meaning set forth in the Code.
“Copyright Office” means the United States Copyright Office.
“Deposit Account” has the meaning set forth in the Code.
“Documents” has the meaning set forth in the Code.
“Equipment” has the meaning set forth in the Code.
“Fixtures” has the meaning set forth in the Code.
“General Intangibles” has the meaning set forth in the Code.
“Goods” has the meaning set forth in the Code.
“Indenture” has the meaning set forth in the Recitals.
“Initial Notes” has the meaning set forth in the Recitals.
“Instruments” has the meaning set forth in the Code.
“Intellectual Property” means all intellectual and similar property of Pledgor of every kind and nature, whether now owned or hereafter acquired by Pledgor, including inventions, designs, patents, patent licenses, trademarks, trademark licenses, copyrights, copyright licenses, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, licenses for any of the foregoing and all license rights, and all additions, improvements and accessions to, books and records describing or used in connection with, any of the foregoing and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement Supplement” means a supplement to this Agreement, executed by Pledgor in favor of Secured Party, substantially in the form of Exhibit B hereto.
“Inventory” has the meaning set forth in the Code.
“Investment Property” has the meaning set forth in the Code.
“Letter-of-Credit Rights” has the meaning set forth in the Code.
“Organizational Document” has the meaning set forth in Section 2(f).
“Pledged Entity” means each subsidiary of Pledgor listed on Schedule I hereto.
“Pledged Interests” means the limited liability company interests owned by Pledgor in each Pledged Entity, together with all limited liability company certificates, options or rights of any nature whatsoever which may be issued or granted by any Pledged Entity to Pledgor.
“Pledgor” has the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.
“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Interests, collections thereon or distributions with respect thereto.
“PTO” means the United States Patent and Trademark Office.
“Replacement Certificate” has the meaning set forth in Section 6.
“Secured Party” has the meaning set forth in the introductory paragraph hereto.
“Securities Account” has the meaning set forth in the Code.
“Supporting Obligations” has the meaning set forth in the Code.
Terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. All references to sections, subsections, schedules and exhibits are to sections, subsections, schedules and exhibits in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
Section 2.    Pledge; Grant of Security Interest. Pledgor hereby pledges and grants to Secured Party, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, a first priority security interest in all of Pledgor’s right, title and interest in, to and under the following properties and assets of Pledgor, wherever located, whether now owned or hereafter acquired or arising (collectively, the “Collateral”):
(a)    all Pledged Interests;
(b)    all securities, moneys or property representing dividends or interest on any of the Pledged Interests, or representing a distribution in respect of the Pledged Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Interests;
(c)    all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Interests and any other Collateral;
(d)    all “accounts”, “documents”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the Code) constituting or relating to the foregoing;
(e)    all rights, privileges, authority and power arising from Pledgor’s interest in each Pledged Entity (provided, however, that, so long as no Event of Default exists, Pledgor may exercise such rights, privileges, authority vested in Pledgor);
(f)    the capital of Pledgor in each Pledged Entity and any and all profits, losses, distributions and allocations attributable thereto as well as the proceeds of any distribution thereof, whether arising under the terms of any of the following documents, as applicable (each an “Organizational Document” and collectively, the “Organizational Documents”): articles of incorporation, certificate of formation, certificate of limited partnership, certificate of organization, by-laws, limited partnership agreement, limited liability company agreement, stock certificates, certificates of limited partnership interests or general partnership interests (if any), certificates of limited liability company membership interests (if any), and all amendments or modifications of any of the foregoing, and all other agreements, instruments and/or other organizational or governing documents of or relating to each Pledged Entity (provided, however, that, so long as no Event of Default exists, subject to the terms and conditions of the Indenture, Pledgor shall retain all rights with respect to all such profits, losses, distributions, allocations and proceeds);
(g)    all other payments, if any, due or to become due to Pledgor in respect of any of the items listed in this Section 2, under or arising out of any Organizational Document of any Pledged Entity or otherwise, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(h)    all of Pledgor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the ownership of the Pledged Interests;

(i)    all present and future claims, if any, of Pledgor against any Pledged Entity for monies loaned or advanced, for services rendered or otherwise;
(j)    all of Pledgor’s rights pursuant to any Organizational Document of any Pledged Entity or at law or in equity, to exercise and enforce every right, power, remedy, authority, option and privilege of Pledgor relating to the Pledged Interests, including, but not limited to, the right to execute any instruments and to take any and all other action on behalf of and in the name of Pledgor in respect of the Pledged Interests and/or any Pledged Entity, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce or collect any of the foregoing or any property of any Pledged Entity, to enforce or execute any checks, or other instruments or orders and to file any claims and to take any actions in connection with any of the foregoing;
(k)    all securities and other Investment Property;
(l)    all equity interests or other property now owned or hereafter acquired by Pledgor as a result of exchange offers, recapitalizations of any type, contributions to capital, options or other rights relating to the Pledged Interests;
(m)    [reserved];
(n)    all Accounts;
(o)    all personal property and Fixtures of every kind and nature, including, without limitation, all Goods, Equipment, Inventory and any accessions thereto;
(p)    all Documents;
(q)    all Chattel Paper (whether tangible or electronic);
(r)    all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);
(s)    all money;
(t)    all Commercial Tort Claims, including those identified in Schedule IV attached hereto, as such schedule may be supplemented from time to time in accordance with this Agreement;
(u)    all Deposit Accounts, including those identified in Schedule III attached hereto, all cash and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of Secured Party;
(v)    all Supporting Obligations;
(w)    any other contract rights or rights to the payment of money, insurance claims and proceeds;

(x)    all General Intangibles (including, without limitation, all Intellectual Property, insurance policies and payment intangibles);
(y)    all Instruments; and
(z)    all other property of Pledgor and all Proceeds (including, without limitation, any proceeds of insurance thereon), products, accessions, rents and profits of any kind and all the foregoing and all collateral security, supporting obligations and guarantees given by any Person with respect to any of the foregoing.
Section 3.    Certificates and Powers. Concurrently with the execution of the Existing Pledge Agreement, Pledgor delivered to Secured Party the original certificate evidencing the Pledged Interests (which certificates constitute the “security certificates” (as defined in the Code)), together with an undated limited liability company interest transfer power covering each certificate, duly executed in blank.
Section 4.    Limitation of Liability. Notwithstanding anything to the contrary herein or in any other Note Document, the maximum liability of Pledgor under this Agreement and under the other Note Documents shall not exceed an amount equal to the largest amount that would not render Pledgor's obligations hereunder and under such other Note Documents subject to avoidance under Section 548 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, in all cases before taking into account any liabilities of Pledgor under any debt, guarantee or security document that is not a Note Document.
Section 5.    Representations and Warranties. Pledgor represents and warrants as of the date hereof that:
(a)    No authorization, consent of or notice to any other Person (including, without limitation, any member, partner or creditor of Pledgor or any Pledged Entity) that has not been obtained, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement including, without limitation, the assignment and transfer by Pledgor of any of the Collateral to Secured Party or the subsequent transfer thereof by Secured Party pursuant to the terms hereof.
(b)    All of the Pledged Interests have been duly and validly issued and are fully paid and non-assessable.
(c)    The Pledged Interests listed on Schedule I hereto constitute all the issued and outstanding limited liability company interests in each Pledged Entity.
(d)    Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests listed on Schedule I hereto free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Agreement, and the Pledged Interests have not previously been assigned, sold, transferred, pledged or encumbered (except pursuant to this Agreement or previously to Secured Party).
(e)    Upon the giving of value, the filing of applicable Form UCC-1 financing statement with the Delaware Secretary of State, as applicable, describing the Collateral, the recording in the PTO and/or the Copyright Office, as applicable, of a fully executed Intellectual Property Security Agreement Supplement containing a description of all Collateral consisting of United States issued patents (and patents for which United States registration applications are pending), United States registered trademarks (and trademarks for which United States registration applications are pending) and United States registered copyrights (and copyrights for which United States registration applications are pending), pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, the taking of all applicable actions in respect of perfection contemplated by Sections 6(h) through 6(p) in respect of Collateral (in which a security interest cannot be perfected by the filing of a financing statement or such recordings in the PTO or Copyright Office), the security interest created by this Agreement will be a valid, enforceable and perfected first priority security interest in all Collateral in which a security interest can be perfected by Secured Party filing a financing statement, taking possession or obtaining control under the UCC.
(f)    Upon delivery to Secured Party of the limited liability company certificates evidencing the Pledged Interests, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Pledged Interests, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any Pledged Interests from Pledgor.
(g)    The principal place of business and chief executive office of Pledgor is, and has been since its formation, located at 1811 Aksarben Drive, Omaha, Nebraska 68106.
(h)    The exact name of Pledgor is Green Plains SPE LLC.
(i)    Pledgor was duly formed and is validly existing under the laws of the State of Delaware.
(j)    There exist no certificates, instruments or writings representing the Pledged Interests, other than the certificates issued and delivered to Secured Party on the date of the Existing Pledge Agreement.
(k)    The Pledged Interests (i) are not “financial assets” (within the meaning of Section 8-102(a)(9) of the Code), and (ii) are not credited to a “securities account” (within the meaning of Section 8-501(a) of the Code). The operating agreement of each Pledged Entity and the certificates evidencing each shall at all times state that the Pledged Interests are “securities” as such term is defined in Article 8 of the Code, as in effect in the State of Delaware.
(l)    All of the Pledged Interests has been “certificated”, are “securities” governed by Article 8 of the Code and, during the term of this Agreement, the Pledged Interests are and will be deemed securities under Article 8 and Article 9 of the Code, including, without limitation, Section 8-103(c) of the Code.
(m)    Schedule II provides a complete and correct list of all Intellectual Property owned by Pledgor.
(n)    Schedule III is a complete and accurate list, as of the date of this Agreement, of each Deposit Account of Pledgor, together with the name and address of each institution at which each such Deposit Account is maintained.

(o)    Schedule IV is a complete and accurate list of all Commercial Tort Claims held by Pledgor, including a brief description thereof sufficient for purposes of Section 9-108 of the UCC.
Section 6.    Covenants. Pledgor covenants and agrees that, from and after the date of this Agreement until the satisfaction of the Obligations (other than solely with respect to any contingent indemnification obligations) in full:
(a)    Acknowledgements of Parties. If Pledgor shall, as a result of its ownership of the Pledged Interests, become entitled to receive or shall receive any stock certificate or partnership or limited liability company certificate, as applicable (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Interests, or otherwise in respect thereof, Pledgor shall accept the same as Secured Party’s agent, hold the same in trust for Secured Party and deliver the same forthwith to Secured Party in the exact form received, duly endorsed by Pledgor to Secured Party, if required, together with an undated limited liability company transfer power covering such certificate duly executed in blank and with, if Secured Party so requests, signature guaranteed, to be held by Secured Party hereunder as additional security for the Obligations. Any sums paid upon or in respect of the Pledged Interests upon the liquidation or dissolution of any Pledged Entity shall be paid over to Secured Party to be held by it hereunder as additional security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Interests or any property shall be distributed upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital of any Pledged Entity or pursuant to the reorganization thereof, the property so distributed shall be delivered to Secured Party to be held by it, subject to the terms hereof, as additional security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Interests shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to Secured Party, hold such money or property in trust for the benefit of Secured Party, segregated from other funds of Pledgor, as additional security for the Obligations.
(b)    Actions of Pledged Entities. Without the prior written consent of Secured Party, Pledgor shall not, directly or indirectly (i) vote to enable, or take any other action to permit, any Pledged Entity to issue any stock, partnership or limited liability company interests, or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership or limited liability company interests, in any Pledged Entity, or (ii) except as expressly permitted by the Indenture, sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, all or any Collateral, or (iii) create, incur, authorize or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Agreement. Pledgor shall defend the right, title and interest of Secured Party in and to the Collateral against the claims and demands of all Persons whomsoever.
(c)    Additional Assurances. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Pledgor, Pledgor shall promptly and duly give, execute, deliver file and/or record such further instruments and documents and take such further actions as Secured Party may reasonably request for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers herein granted (including, without limitation, filing Uniform Commercial Code financing or continuation statements and amendments to the same), provided that the amount of the Obligations shall not be increased thereby. Pledgor hereby authorizes Secured Party to file any such financing statement or continuation statement without the signature of Pledgor to the extent permitted by law, including, without limitation, financing statements (and amendments of financing statements and continuation statements) that name Pledgor as debtor and Secured Party as secured party and that cover all assets of Pledgor now existing or hereafter acquired or words of similar meaning. Pledgor hereby ratifies the filing of any such financing statements (or amendments of financing statements or continuation statements) that were filed prior to the execution hereof). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to Secured Party, duly endorsed in a manner satisfactory to Secured Party, to be held as Collateral pursuant to this Agreement. Secured Party is hereby appointed, with the right to exercise such appointment, during the continuance of an Event of Default, as Pledgor’s attorney-in-fact, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney-in-fact of Pledgor for the sole purpose of perfecting and maintaining its first priority security interest in the Collateral.
(d)    Limitation on Liens. Pledgor shall not create, incur or permit to exist, shall defend the Collateral against, and shall take all such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby, and will defend the right, title and interest of Secured Party in, to and under the Collateral against the claims and demands of all other Persons whomsoever.
(e)    Further Identification of Collateral. Pledgor shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.
(f)    Changes in Location, Name, Etc. Pledgor shall not, unless it shall have given thirty (30) days’ prior written notice thereof to Secured Party, (A) change the location of its chief executive office or principal place of business from that specified in Section 5(g), or (B) change its name, identity or structure, or (C) reorganize or reincorporate under the laws of another jurisdiction.
(g)    Hold Harmless; Taxes. Pledgor shall pay, and save Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all transfer, stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement (including, without limitation, the enforcement of any of Secured Party’s rights or remedies under this Agreement or any of the Note Documents).
(h)    Promissory Notes and Tangible Chattel Paper. If Pledgor shall at any time hold or acquire any promissory notes or tangible chattel paper, it shall forthwith endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify.
(i)    Deposit Accounts. For each Deposit Account that Pledgor at any time opens or maintains, Pledgor shall, on the date of this Agreement (in the case of each Deposit account existing on the date of this Agreement) and on the date Pledgor establishes or acquires an additional deposit account, as applicable, cause the depositary bank to enter into a written agreement or other authenticated record with Pledgor and Secured Party, in form and substance satisfactory to Secured Party, pursuant to which such depositary bank shall agree, among other things, to comply at any time with instructions from Secured Party to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of Pledgor. Secured Party agrees that it shall not give any such instructions or withhold any withdrawal rights from Pledgor, unless an Event of Default exists, or, after giving effect to any withdrawal not otherwise permitted by the Note Documents, would occur.
(j)    Investment Property. If Pledgor shall at any time hold or acquire any certificated securities, it shall forthwith endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify. If any securities now owned or hereafter acquired by Pledgor are uncertificated and are issued to it or its nominee directly by the issuer thereof, Pledgor shall promptly notify Secured Party thereof and cause the issuer to either (A) enter into a written agreement or authenticated record with Secured Party, in form and substance satisfactory to Secured Party, pursuant to which such issuer shall agree, among other things, to comply with instructions from Secured Party as to such securities, without further consent of Pledgor or such nominee, or (B) arrange for Secured Party to become the registered owner of the securities.
(k)    Securities Accounts. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by it are held or acquired by it or its nominee through a securities intermediary or commodities intermediary, it shall promptly notify Secured Party thereof and (i) either (A) cause such securities intermediary or (as the case may be) commodities intermediary to enter into a written agreement or other authenticated record with Pledgor and Secured Party, in form and substance satisfactory to Secured Party, pursuant to which such securities intermediary or commodities intermediary, as the case may be, shall, among other things, agree to comply with entitlement orders or other instructions from Secured Party to such securities intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Secured Party to such commodity intermediary, in each case without further consent of Pledgor or such nominee, or (B) in the case of financial assets or other investment property held through a securities intermediary, arrange for Secured Party to become the entitlement holder with respect to such investment property, with Pledgor being permitted, only with the consent of Secured Party, to exercise rights to withdraw or otherwise deal with such investment property and (ii) cause such securities, financial assets or other Investment Property to be held through a securities intermediary that, as of the date of the arrangements contemplated by (A) and (B) above, (x) had a physical office in the United States that effected or monitored entries to securities accounts, (y) administered payments or corporate actions relating to securities held with such intermediary or (z) engaged in a business or other regular activity of maintaining securities accounts, in each case, in accordance with the criteria set forth in Article 4(1)(a) of the

Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, July 5, 2006, 46 I.L.M. 649. Secured Party agrees with Pledgor that the Security Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by Pledgor, unless an Event of Default exists, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Note Documents, would occur.
(l)    Collateral in the Possession of a Bailee. If any goods of Pledgor are at any time in the possession of a bailee, it shall promptly notify Secured Party thereof and, if requested by Secured Party, shall obtain an acknowledgement from such bailee, in form and substance satisfactory to Secured Party, that such bailee holds such Collateral for the benefit of Secured Party and shall act upon the instructions of Secured Party, without the further consent of Pledgor. Secured Party agrees with Pledgor that Secured Party shall not give any such instructions unless an Event of Default exists or would occur after taking into account any action by Pledgor with respect to such bailee
(m)    Electronic Chattel Paper and Transferrable Records. If at any time Pledgor holds or acquires an interest in any electronic chattel paper or any "transferable record", as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, it shall promptly notify Secured Party thereof and, at the request of Secured Party, shall take such action as Secured Party may reasonably request to vest in Secured Party control, under Section 9-105 of the UCC, of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Secured Party agrees with Pledgor that Secured Party shall arrange, pursuant to procedures satisfactory to Secured Party and so long as such procedures will not result in Secured Party's loss of control, for Pledgor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, unless an Event of Default exists or would reasonably be expected to occur after taking into account any action by Pledgor with respect to such electronic chattel paper or transferable record.
(n)    Letter of Credit Rights. If Pledgor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Pledgor, it shall promptly notify Secured Party thereof and, at the request and option of Secured Party, it shall either (a) arrange, for the issuer and any nominated person with respect to such letter of credit to consent, pursuant to an agreement or other authenticated record with and in form and substance satisfactory to Secured Party, to an assignment to Secured Party of the proceeds of any drawing under the letter of credit or (b) arrange for Secured Party to become the transferee beneficiary of the letter of credit, with Secured Party agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in the Indenture.
(o)    Commercial Tort Claims. If Pledgor shall at any time hold or acquire a commercial tort claim, Pledgor shall promptly, and in any event within thirty (30) days, notify

Secured Party in writing of the details thereof, including a description thereof sufficient for purposes of Section 9-108 of the UCC, and grant to Secured Party a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Secured Party.
(p)    Intellectual Property. To the extent that Pledgor owns any interest in copyrights, copyright licenses, patents, patent licenses, trademarks or trademark licenses, Pledgor shall execute and deliver to Secured Party for recording in the PTO and/or the Copyright Office, as applicable, an Intellectual Property Security Agreement Supplement concurrently with Pledgor's execution and delivery of this Agreement (in the case of any such Intellectual Property existing on the date of this Agreement) and on the date Pledgor establishes or acquires such additional Intellectual Property, as applicable. The provisions of the Intellectual Property Security Agreement Supplement are supplemental to the provisions of this Security Agreement.
(q)    Limitation on Modification of Accounts, Chattel Paper, Instruments and Payment Intangibles. Pledgor shall not, without Secured Party's prior written consent, grant any extension of the time of payment of any of the Collateral consisting of Accounts, Chattel Paper, Instruments or Payment Intangibles, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any obligor liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its good faith business judgment.
(r)    Uncertificated Interests. If, at any time, any limited liability company membership interest in any Pledged Entity is evidenced by an uncertificated security, Pledgor shall promptly notify Secured Party thereof and shall promptly take all actions required to perfect the security interests of Secured Party therein under Applicable Law. Pledgor further agrees to take such actions as Secured Party deems reasonably necessary or desirable to effect the foregoing and to permit Secured Party to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel satisfactory to Secured Party with respect to any such pledge of uncertificated membership interest promptly upon request of Secured Party.
(s)    Lost Certificates. If Secured Party loses any limited liability company certificate evidencing any Pledged Interests issued and delivered to Secured Party, then Pledgor shall cause the applicable Pledged Entity to issue and deliver to Secured Party a new certificate reasonably acceptable to Secured Party (the “Replacement Certificate”) representing such Pledged Interests. In connection with any Pledged Entity’s issuance of a Replacement Certificate, Secured Party shall provide an affidavit representing that such previously issued limited liability company certificate has been lost, stolen or destroyed, as applicable.
Section 7.    Certain Understandings of Parties; Control of Pledged Collateral, Etc.
(a)    The Pledged Interests are securities governed by Article 8 of the Code, but the Pledged Interests are not, and shall not be, investment company securities within the meaning of Section 8-103 of the Code. The Pledged Interests (i) shall not become “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) related to a “security entitlement” (within the meaning of Sections 8-102(a)(17) and 8-501(a) of the UCC) and (ii) shall not be credited to a “securities account” (within the meaning of Section 8-501(a) of the UCC).
(b)    Prior to the date hereof, Pledgor has (i) caused each Pledged Entity to “opt-in” to treatment of the applicable Pledged Interests as securities within the meaning of Section 8-103(c) of the Code, (ii) delivered to Secured Party certificated securities representing all of the Pledged Interests, duly indorsed or subscribed in blank, or accompanied by appropriate stock powers or other instruments of transfer, pledge or assignment, and enter into such other arrangements as may be necessary to give control of any Investment Property to Secured Party within the meaning of Section 8-106 of the Code, (iii) sent written instructions to each Pledged Entity, and has caused each Pledged Entity to deliver to Secured Party a Confirmation Statement and Instruction Agreement pursuant to which such Pledged Entity was required to confirm that it has registered the pledge of the applicable Pledged Interests effected by this Agreement on its books and agrees to comply with the instructions of Secured Party in respect of the Collateral without further consent of Pledgor or any other Person, and (iv) promptly taken all other actions required to perfect the security interests of Secured Party in the Collateral under Applicable Laws. It is the intention of Pledgor and Secured Party that at all times while any Obligations remain outstanding, the Pledged Interests shall constitute Investment Property, and, to that end, Pledgor shall take, and shall cause each Pledged Entity to take, all necessary action to obtain such classification pursuant to the Code.
Section 8.    Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default exists, Pledgor shall, at the request of Secured Party, notify its account debtors and other persons obligated on any of the Collateral of the security interest of Secured Party in any Account, Chattel Paper, General Intangible, Instrument or other Collateral and that payment thereof is to be made directly to Secured Party or to any financial institution designated by Secured Party as Secured Party's agent therefor, and Secured Party may itself, if an Event of Default exists, without notice to or demand upon Pledgor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, Pledgor shall hold any proceeds of collection of Accounts, Chattel Paper, General Intangibles, Instruments and other Collateral received by Pledgor as trustee for Secured Party without commingling the same with other funds of Pledgor and shall turn the same over to Secured Party in the identical form received, together with any necessary endorsements or assignments. Secured Party may apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Secured Party to the Obligations or hold such proceeds as additional Collateral, at the option of Secured Party.
Section 9.    Distributions; Voting Rights. Subject to the provisions of the Indenture and the limitations on distributions set forth therein, and in each case unless an Event of Default shall exist, Pledgor shall be permitted to receive all partnership and/or limited liability company interest distributions or cash dividends paid in the normal course of business of any Pledged Entity and Pledgor shall at all times have the right to exercise all voting and partnership and/or limited liability company or corporate rights with respect to the Pledged Interests, provided that no vote shall be cast or right exercised or other action taken which would impair Secured Party’s Lien on the Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture, the Notes, this Agreement or any other Note Documents.

Section 10.    Rights of Secured Party.
(a)    If an Event of Default shall occur and be continuing, Secured Party shall have the right to receive any and all income, cash dividends, distributions, proceeds or other property received or paid in respect of the Pledged Interests and make application thereof to the Obligations, in such order as Secured Party, in its sole discretion (exercised at the direction of the Required Holders), may elect, in accordance with the Note Documents. If an Event of Default shall occur and be continuing, then all such Pledged Interests at Secured Party’s option, shall be registered in the name of Secured Party or its nominee (if not already so registered), and Secured Party or its nominee may thereafter exercise (i) all voting, and all corporate, limited liability company or partnership, as applicable, and other rights pertaining to the Pledged Interests and (ii) any and all rights of conversion, exchange, and subscription and any other rights, privileges or options pertaining to such Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Pledged Entity, or upon the exercise by Pledgor or Secured Party of any right, privilege or option pertaining to such Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(b)    The rights of Secured Party under this Agreement shall not be conditioned or contingent upon the pursuit by Secured Party of any right or remedy against Pledgor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any other security therefor, guarantee thereof or right of offset with respect thereto. No Secured Party shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.
(c)    Pledgor authorizes Secured Party, at any time and from time to time, to execute, in connection with any sale or other disposition of all or any of the Collateral pursuant to Section 11 or Section 12, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
(d)    The powers conferred upon Secured Party hereunder are solely to protect Secured Party’s interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.
(e)    If Pledgor fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, then the costs and expenses of Secured Party incurred in connection with such performance or compliance by Secured Party, together with interest at the Default Rate if such expenses are not paid on demand, shall be payable by Pledgor to Secured Party on demand and shall constitute obligations secured hereby.
Section 11.    Remedies. (a) If an Event of Default shall exist, Secured Party may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations:
(i)    all rights and remedies of a secured party under the Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to all or any Collateral as if Secured Party were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right);
(ii)    Secured Party may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;
(iii)    in its discretion, Secured Party may, in its name or in the name of Pledgor or otherwise, demand, sue for, collect, direct payment of or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.
(b)    Without limiting the generality of the foregoing, Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or otherwise required hereby) to or upon Pledgor, any Pledged Entity, or any other Person (all and each of which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived to the extent permitted under Applicable Law), may in such circumstances upon which an Event of Default shall occur and be continuing forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best in its sole discretion (exercised at the direction of the Required Holders), for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any portion of the Collateral so sold, free of any right or equity of redemption of Pledgor, which right or equity of redemption is hereby waived or released. Secured Party shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Secured Party may elect, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, including, without limitation, Sections 9-610 and 9-615 of the Code, need Secured Party account for the surplus, if any, to Pledgor. To the extent permitted by Applicable Law, Pledgor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by Secured Party of any of its rights hereunder, except for any claims, damages and demands it may have against Secured Party arising from the willful misconduct or gross negligence of Secured Party or its affiliates, or any agents or employees of the foregoing. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
(c)    For the purpose of enabling Secured Party to exercise rights and remedies under this Section 11 at such time as Secured Party shall be lawfully entitled to exercise such rights and remedies, Pledgor hereby grants to Secured Party an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Pledgor) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by Pledgor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by Secured Party shall be exercised, at Secured Party's option, while any Event of Default exists; provided that any license, sub-license or other transaction entered into by Secured Party in accordance herewith shall be binding upon Pledgor notwithstanding any subsequent cure, waiver or other termination of an Event of Default.
(d)    In the event of any sale or other disposition of any of the Intellectual Property of Pledgor, the goodwill of the business connected with and symbolized by any trademarks subject to such sale or other disposition shall be included therein, and Pledgor shall supply to Secured Party or its designee Pledgor's know-how and expertise, and documents and things relating to any Intellectual Property subject to such sale or other disposition, and Pledgor's customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of products and services of Pledgor.
(e)    The rights, powers, privileges and remedies of Secured Party under this Agreement are cumulative and shall be in addition to all rights, powers, privileges and remedies available to Secured Party at law or in equity. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of Secured Party hereunder.
Section 12.    Private Sales. (a) Pledgor recognizes that Secured Party may be unable to effect a public sale of any or all of the Pledged Interests, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Secured Party than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Secured Party shall be under no obligation to delay a sale of any of the Pledged Interests for the period of time necessary to permit the applicable Pledged Entity or Pledgor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if such Pledged Entity or Pledgor would agree to do so.
(a)    Pledgor further shall use commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Interests pursuant to this Section 12 valid and binding and in compliance with any and all other requirements of Applicable Law. Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to Secured Party, that Secured Party have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.
(b)    Secured Party shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the Aggregate Outstanding Principal Amount, even if Secured Party accepts the first offer received and does not offer any Collateral to more than one offeree, provided that Secured Party has acted in a commercially reasonable manner in conducting such private sale.
(c)    The Code states that Secured Party is able to purchase the Pledged Interests only if they are sold at a public sale. Secured Party has advised Pledgor that SEC staff personnel have issued various No-Action Letters describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the Code, yet not public for purposes of Section 4(2) of the Securities Act of 1933. The Code permits Pledgor to agree on the standards for determining whether Secured Party has complied with its obligations under Article 9 of the Code. Pursuant to the Code, Pledgor specifically agrees (i) that it shall not raise any objection to Secured Party’s purchase of any Pledged Interests (through bidding on the obligations or otherwise) and (ii) that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters (A) shall be considered to be a “public” sale for purposes of the Code; (B) will be considered commercially reasonable notwithstanding that Secured Party has not registered or sought to register all or any the Pledged Interests under the Securities Laws, even if Pledgor or any Pledged Entity agrees to pay all costs of the registration process; and (C) shall be considered to be commercially reasonable notwithstanding that Secured Party purchases all or any Pledged Interests at such a sale.
(d)    Pledgor agrees that Secured Party shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Interests sold by Secured Party pursuant to this Agreement. Secured Party, may, in its sole discretion (exercised at the direction of the Required Holders), among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. Without in any way limiting Secured Party’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, Pledgor hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest any such sale:
(i)    Secured Party conducts the foreclosure sale in the State of New York;
(ii)    The foreclosure sale is conducted in accordance with the laws of the State of New York;
(iii)    Not more than ninety (90) days before, and not less than thirty (30) days in advance of the foreclosure sale, Secured Party notifies Pledgor at the address set forth herein of the time and place of such foreclosure sale, Pledgor hereby specifically agreeing that such notice shall constitute commercially reasonable notice of such sale both with respect to Pledgor and with respect to potential bidders at such sale and other interested third parties;
(iv)    The foreclosure sale is conducted by an auctioneer licensed in the State of New York and is conducted in New York City on any Business Day between the hours of 9 a.m. and 5 p.m.;
(v)    The notice of the date, time and location of the foreclosure sale is published in the New York Times, the Wall Street Journal (or such other newspaper or periodical widely circulated in New York, New York) not less than twice in any two of such newspapers or publications not less than seven (7) days prior to the date of the foreclosure sale; and
(vi)    Secured Party sends notification of the foreclosure sale to all secured parties identified as a result of a search of the Uniform Commercial Code financing statements in the filing offices located in the State of Delaware, conducted not later than twenty (20) days and not earlier than sixty (60) days before such notification date.
Section 13.    Limitation on Duties Regarding Collateral. Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Secured Party deals with similar securities and property for its own account. Neither

Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.
Section 14.    Financing Statements; Other Documents. Pledgor hereby authorizes Secured Party to file UCC-1 financing statements with respect to the Collateral. Pledgor agrees to deliver any other document or instrument which Secured Party may reasonably request with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.
Section 15.    Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to Secured Party, Secured Party is hereby appointed, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney-in-fact of each Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Secured Party may deem necessary or advisable to accomplish the purposes hereof including, without limitation, during the continuance of an Event of Default:
(a)    to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
(b)    to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the foregoing clause (a);
(c)    to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party, with respect to any of the Collateral; and
(d)    to execute, in connection with the sale provided for in Section 11 or Section 12, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral.
If so requested by Secured Party, Pledgor shall ratify and confirm any such sale or transfer by executing and delivering to Secured Party at Pledgor’s expense all proper deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may be designated in any such request.
Section 16.    Miscellaneous.
(a)    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b)    Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
(c)    No Waiver; Cumulative Remedies. Secured Party shall not by any act (except by a written instrument pursuant to Section 16(d)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers or privileges provided by law.
(d)    Waivers and Amendments. None of the terms or provisions of this Agreement may be waived, amended, or otherwise modified except by a written instrument executed by the party against which enforcement of such waiver, amendment, or modification is sought.
(e)    No Transfer. Except as otherwise permitted under the Note Documents, Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Collateral, or any interest therein, or any proceeds thereof, except for the security interest provided for by this Agreement.
(f)    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Pledgor and the respective successors and assigns of Pledgor and shall inure to the benefit of Secured Party and its successors and assigns; provided Pledgor shall not have any right to assign its rights hereunder.
(g)    Notices. The provisions of Section 12.1 of the Indenture are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.
(h)    Governing Law; Submission to Jurisdiction. The provisions of Section 12.6 of the Indenture are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.
(i)    Agents. Secured Party may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for their actions except for the gross negligence or willful misconduct of any such agents or attorneys-in-fact.
(j)    Irrevocable Proxy. With respect to Article 8 Matters (as defined below), Pledgor hereby irrevocably grants and appoints Secured Party, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Pledged Interests, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section 16(j) shall include the right to sign Pledgor’s name (as a member of the applicable Pledged Entity) to any consent, certificate or other document relating to an Article 8 Matter and/or any Pledged Interests that Applicable Law may permit or require, to cause such Pledged Interests to be voted in accordance with the preceding sentence. Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter that Pledgor may have granted or appointed. Pledgor shall not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to any Pledged Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect. The proxies and powers granted by Pledgor pursuant to this Agreement are coupled with an interest and are given to secure the performance of Pledgor’s obligations. As used herein, “Article 8 Matter” means any action, decision, determination or election by either Pledged Entity or its member(s) that its membership interests or other equity interests, or any of them, be, or cease to be, a “security” as defined in and governed by Article 8 of the Uniform Commercial Code in effect in the State of Delaware and any other applicable jurisdiction, and all other matters related to any such action, decision, determination or election.
(k)    Irrevocable Authorization and Instruction to the Pledged Entity. Pledgor hereby authorizes and instructs each Pledged Entity to comply with any instruction received by it from Secured Party in writing that (i) states that an Event of Default has occurred and (ii) otherwise complies with any applicable terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that each Pledged Entity shall be fully protected in so complying.
(l)    Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.
(m)    Waiver of Jury Trial. The provisions of Section 12.7 of the Indenture are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.
(n)    Joint and Several Liability. If Pledgor consists of more than one Person or party, the obligations and liabilities of each such Person or party hereunder shall be joint and several.
(o)    Acknowledgment and Consent. Pledgor shall cause each Pledged Entity to execute and deliver to Secured Party an Acknowledgment and Consent with respect to this Agreement in the form of Exhibit A attached hereto, in connection with the execution and delivery of this Agreement.
(p)    Trustee’s Discretion. The provisions of Section 7.2(j) of the Indenture are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein. With respect to any matter relating to this Agreement, Trustee shall have the same rights as the Trustee has under Section 7.2(j) of the Indenture.

(q)    Amendment and Restatement. For the avoidance of doubt, this Agreement consolidates, amends and restates in its entirety the Existing Pledge Agreement. Pledgor agrees that, upon execution of this Agreement, the terms and provisions of the Existing Pledge Agreement shall be and hereby are consolidated, amended, superseded and restated in their entirety by the terms of the provisions of this Agreement, effective as of the date hereof. This Agreement is not intended to and shall not constitute a novation.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth above.
PLEDGOR:

GREEN PLAINS SPE, LLC,
a Delaware limited liability company

By:    Green Plains Inc.,
    an Iowa corporation
    its sole member

    By: /s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

[SIGNATURE CONTINUE ON FOLLOWING PAGE]

SECURED PARTY:

Wilmington Trust, National Association,
as Trustee
By:    /s/ William Marder
Name:    William Marder
Title:    Authorized Signatory